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                                                                   EXHIBIT 10.15


                         [LETTERHEAD OF GLOBAL ACCESS
                      TELECOMMUNICATIONS SERVICES, INC.]


                         Satellite Services Agreement


This is an agreement between Global Access Telecommunications Services, Inc. ("Global") and Four Media Company and its subsidiaries (collectively known as "4MC"), dated as of April 12, 1996, in connection with satellite services provided to 4MC. The terms of this Agreement are as follows:

1.   TRANSPONDER USE. Global shall provide to 4MC the use of one C-band
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     transponder on the Galaxy IV satellite (the "Transponder"). The Transponder is transponder 7 ("G4/7"). This Agreement constitutes an agreement for "Fixed Term Service" as that term is used in the Standard Terms and Conditions, incorporated pursuant to Paragraph 9 below. The Transponder has been designated by Hughes Communications Galaxy, Inc. as a "Primary" transponder as defined in the lease agreement between Hughes and The Associated Press ("AP"). Pursuant to this Agreement, that designation is confirmed, and 4MC shall have all rights as a result of that designation assigned by AP to Global.

2.   TERM. This Agreement shall commence September 1, 1996, and shall continue
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     through the end of operating life of the satellite as determined by Hughes
     Communications Galaxy, Inc., or the operating carrier.

3.   USAGE SCHEDULE.  Global shall provide the Transponder 24 hours per day,
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     seven days per week during the term of this Agreement.

4.   SERVICE RATES.  The service rates for the Transponder shall be $150,000
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     per month.

5.   PAYMENT.  Payment of the service rates called for by Section 4 shall be as
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     follows:

     a. $150,000 payable on the last business day of the month for the following month's service on the Transponder; the first being due, therefore, on August 31, 1996, for the month of September 1996.

     b. If 4MC fails to make any of these payments by the date specified above, Global shall give 4MC written notice of such failure and 4MC shall have 10 business days from receipt of such notice to complete payment. If 4MC fails to make the required payment within those 10 business days, 4MC will be deemed in breach of this Agreement and Global shall have the rights provided for in the Standard Terms and Conditions.

     c.  To the extent the foregoing provisions conflict with the provisions of
     Section 4 of the Standard Terms and Conditions, the items set forth above shall control.
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6.   DEPOSITS. 4MC shall pay to Global a deposit of $150,000 by August 1, 1996,
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     which shall be applied to the last month's service on the Transponder or to any other payment due under this Agreement. No interest shall be paid on this deposit.

7.   THIRD PARTY AGREEMENTS. This Agreement is subject to Global's contracts
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     with third parties through which it has obtained any portion of the rights made available to 4MC under this Agreement. 4MC shall have no greater rights or remedies against or with respect to Global under this Agreement than Global has against such third parties under those contracts. This Agreement is subject to the consent of AP which Global is in the process of obtaining.

8.   STANDARD TERMS AND CONDITIONS. Global's Standard Terms and Conditions are
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     attached and considered an integral part of this Agreement. In the event of conflict or difference between the terms of Global's Standard Terms and Conditions, and/or the terms of this Agreement, the provision that is most favorable to Global shall prevail.

9.   NOTICE. Pursuant to Section 19(c) of the Standard Terms and Conditions, the
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     address for notices of the parties to this Agreement shall be as follows:

           GLOBAL ACCESS TELECOMMUNICATIONS SERVICES, INC.
           77 North Washington Street
           Boston, MA 02114
           FAX: 617-720-0803
            Attention: Vice President, Sales

           FOUR MEDIA COMPANY
           2813 West Alameda Avenue
           Burbank, CA 91505
           FAX: 818-840-7286
            Attention: John Donlon
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AGREED:                                AGREED:

FOUR MEDIA COMPANY                     GLOBAL ACCESS TELECOMMUNICATIONS
                                              SERVICES, INC.

By: /s/ John Sabin                     By:  /s/ Jack Morse
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Title: Executive Vice President        Title: Pres + CEO
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Date: 4/12/96                          Date: 4/12/96
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